Exhibit (a)(33)

ING EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: November 19, 2007

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Establishment and Designation of Series and Classes to establish Class W shares for ING LargeCap Value Fund, ING Opportunistic LargeCap Fund, ING Real Estate Fund, ING SmallCap Opportunities Fund, ING SmallCap Value Choice Fund and ING Value Choice Fund, as follows:

A. Paragraph 1 of the Establishment and Designation of Series and Classes, dated November 11, 2003, is hereby amended as follows:

1. The Fund shall be designated ING LargeCap Value Fund. The Classes thereof shall be designated as follows: ING LargeCap Value Fund Class A, ING LargeCap Value Fund Class B, ING LargeCap Value Fund Class C, ING LargeCap Value Fund Class I and ING LargeCap Value Fund Class W.

B. Paragraph 1 of the Establishment and Designation of Series and Classes, dated December 12, 2005, is hereby amended as follows:

1.	The Funds shall be designated ING Fundamental Research Fund and ING Opportunistic LargeCap Fund. The Classes thereof shall be designated as follows:

ING Fundamental Research Fund Class A

ING Fundamental Research Fund Class B

ING Fundamental Research Fund Class C

ING Fundamental Research Fund Class I

ING Opportunistic LargeCap Fund Class A

ING Opportunistic LargeCap Fund Class B

ING Opportunistic LargeCap Fund Class C

ING Opportunistic LargeCap Fund Class I

ING Opportunistic LargeCap Fund Class W

C. Paragraph 1 of the Establishment and Designation of Series and Classes, dated July 11, 2002, as amended June 15, 2004, is hereby further amended as follows:

1. The Fund shall be designated ING Real Estate Fund. The Classes thereof shall be designated as follows: ING Real Estate Fund Class A, ING Real Estate Fund Class B, ING Real Estate Fund Class C, ING Real Estate Fund Class I, ING Real Estate Fund Class O, ING Real Estate Fund Class Q and ING Real Estate Fund Class W.

D. Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes, dated July 10, 2002, is hereby amended as follows:

1.	The Classes of the Fund shall be designated as follows:

ING SmallCap Opportunities Fund:

ING SmallCap Opportunities Fund Class A;

ING SmallCap Opportunities Fund Class B;

ING SmallCap Opportunities Fund Class C;

ING SmallCap Opportunities Fund Class I;

ING SmallCap Opportunities Fund Class Q;

ING SmallCap Opportunities Fund Class T; and

ING SmallCap Opportunities Fund Class W

E. Paragraph 1 of the Establishment and Designation of Series and Classes, dated January 31, 2005, as amended April 29, 2005 and December 15, 2006, is hereby further amended as follows:

1.	The Funds shall be designated ING Value Choice Fund and ING SmallCap Value Choice Fund. The Classes thereof shall be designated as follows:

ING Value Choice Fund Class A

ING Value Choice Fund Class B

ING Value Choice Fund Class C

ING Value Choice Fund Class I

ING Value Choice Fund Class W

ING SmallCap Value Choice Fund Class A

ING SmallCap Value Choice Fund Class B

ING SmallCap Value Choice Fund Class C

ING SmallCap Value Choice Fund Class I

ING SmallCap Value Choice Fund Class W

IN WITNESS WHEREOF, the undersigned have this day signed this Amended Establishment and Designation of Series and Classes.

/s/John V. Boyer	/s/Sheryl K. Pressler
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee

/s/Patricia W. Chadwick	/s/David W.C. Putnam
Patricia W. Chadwick, as Trustee	David W.C. Putnam, as Trustee

/s/J. Michael Earley	/s/John G. Turner
J. Michael Earley, as Trustee	John G. Turner, as Trustee

/s/Patrick W. Kenny	/s/Roger B. Vincent
Patrick W. Kenny, as Trustee	Roger B. Vincent, as Trustee